Exhibit 99.1

Press Release

Clean Harbors Expects to Exceed Financial Guidance
for the Fourth Quarter of 2005

Braintree, MA – February 16, 2006 – Clean Harbors, Inc. (“Clean Harbors”) (NASDAQ: CLHB), the leading provider of environmental and hazardous waste management services throughout North America, today announced that the Company expects to exceed its financial guidance for the fourth quarter ended December 31, 2005. This update is being provided in conjunction with management’s presentation at the Deutsche Bank Securities 2006 Small Cap Growth Conference.

On November 7, 2005, the Company stated that it expected revenues of $171 million to $176 million for the fourth quarter, including more than $10 million in hurricane-related revenues from the Gulf region. The Company also stated it expected EBITDA in the range of $20 million to $22 million.

Based on preliminary financial data and subject to the final closing of the Company’s books and records, Clean Harbors now expects fourth-quarter 2005 revenue to be in the range of $192 million to $194 million, including approximately $17 million in hurricane-related revenue. The Company currently expects to report fourth-quarter EBITDA in the range of $23.5 million to $24.5 million. Clean Harbors calculates EBITDA (which is a non-GAAP measure) in accordance with its financing agreements and believes that this measure provides useful additional information to investors. The expected EBITDA for the fourth quarter is based on expected income from operations of $13.5 million to $14.5 million, as increased by accretion of environmental liabilities of approximately $2.5 million and depreciation and amortization of approximately $7.5 million.

Based on the Company’s strong cash flow and December equity offering, Clean Harbors increased its balance of cash and cash equivalents from approximately $47 million on September 30, 2005 to approximately $136 million at December 31. In January 2006, approximately $61.3 million of this total was used to redeem 35% of Clean Harbors’ outstanding 11.25% senior secured notes due 2012 and pay the prepayment penalty and accrued interest relating to the redemption. This redemption, together with the amendment and restatement of the Company’s credit agreement on December 1, 2005, is expected to save Clean Harbors approximately $8.7 million in annual cash interest expense in 2006.

“Clean Harbors closed out a record year with exceptional financial results in the fourth quarter,” said Alan S. McKim, chairman and chief executive officer. “Revenue exceeded our expectations as a result of a strong performance from our Site Services business and a greater-than-expected top-line benefit from our clean-up and reconstruction efforts in the Gulf region. We also performed well from an EBITDA and cash flow perspective as we controlled spending and benefited from the rollout of our WIN operating platform in Canada. Our success on both the operational and sales fronts provides us with strong momentum entering 2006.”

Deutsche Bank Conference

Clean Harbors management will be presenting at the Deutsche Bank Securities 2006 Small Cap Growth

1501 Washington Street • PO Box 859048 • Braintree, Massachusetts 02185-9048 • 800.282.0058 • www.cleanharbors.com

Conference tomorrow at 10:00 a.m. (ET). This presentation will be webcast live. To access the live or archived webcast, visit the “Investor Relations” portion of Clean Harbors’ website at www.cleanharbors.com.

Fourth-Quarter Conference Call

The Company expects to announce its fourth-quarter and year-end 2005 results on March 7, 2006 and will host a conference call at 9:00 a.m. ET that morning. On the call, Chairman, President and Chief Executive Officer Alan McKim and Executive Vice President and Chief Financial Officer James M. Rutledge will discuss Clean Harbors’ financial results, business outlook and growth strategy.

Those who wish to listen to the fourth-quarter conference call webcast should visit the Investor Relations section of the Company’s website at www.cleanharbors.com. The live call also can be accessed by dialing (888) 349-5690 or (706) 643-3945 (conference ID: 4214915) prior to the start of the call. If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

About Clean Harbors, Inc.

Clean Harbors, Inc. is North America’s leading provider of environmental and hazardous waste management services. With an unmatched infrastructure of 48 waste management facilities, including nine landfills, five incineration locations and seven wastewater treatment centers, the Company provides essential services to over 45,000 customers, including more than 175 Fortune 500 companies, thousands of smaller private entities and numerous federal, state and local governmental agencies. Headquartered in Braintree, Massachusetts, Clean Harbors has more than 100 locations strategically positioned throughout North America in 36 U.S. states, six Canadian provinces, Mexico and Puerto Rico. For more information, visit www.cleanharbors.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements. Furthermore, all financial information in this press release is based on preliminary data and is subject to the final closing of the Company’s books and records. A variety of factors beyond the control of the Company may affect the Company’s performance, including, but not limited to:

•                  The Company’s ability to manage the significant environmental liabilities, which it assumed in connection with the CSD acquisition;

•                  The availability and costs of liability insurance and financial assurance required by governmental entities relating to our facilities;

•                  The effects of general economic conditions in the United States, Canada and other territories and countries where the Company does business;

•                  The effect of economic forces and competition in specific marketplaces where the Company competes;

•                  The possible impact of new regulations or laws pertaining to all activities of the Company’s operations;

•                  The outcome of litigation or threatened litigation or regulatory actions;

•                  The effect of commodity pricing on overall revenues and profitability;

•                  Possible fluctuations in quarterly or annual results or adverse impacts on the Company’s results caused by the adoption of new accounting standards or interpretations or regulatory rules and regulations;

•                  The effect of weather conditions or other aspects of the forces of nature on field or facility operations;

•                  The effects of industry trends in the environmental services and waste handling marketplace; and

•                  The effects of conditions in the financial services industry on the availability of capital and financing.

Any of the above factors and numerous others not listed nor foreseen may adversely impact the Company’s financial performance. Additional information on the potential factors that could affect the Company’s actual results of operations is included in its filings with the Securities and Exchange Commission, which may be viewed on the Investor portal of the Company’s Web Page at www.cleanharbors.com.

Contacts:
Bill Geary	Jason Fredette
Executive Vice President and General Counsel	Vice President
Clean Harbors, Inc.	Sharon Merrill Associates, Inc.
781-849-1800	617-542-5300
InvestorRelations@cleanharbors.com	clhb@investorrelations.com